Execution Version

Exhibit 10.4

Sub-collateral management AGREEMENT

BETWEEN

Garrison Capital Inc.

AND

Garrison capital AdviserS LLC

This Agreement made this 29th day of September, 2016 (this “Agreement”), by and between Garrison Capital Inc., a Delaware corporation (the “Collateral Manager”), and Garrison Capital Advisers LLC, a Delaware limited liability company (the “Sub-Collateral Manager”).

WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an Indenture dated as of the date hereof (the “Indenture”), among Garrison Funding 2016-2 Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Garrison Funding 2016-2 LLC, a limited liability company formed under the laws of the State of Delaware, as co-issuer (the “Co-Issuer”), and Deutsche Bank Trust Company Americas, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);

WHEREAS, in connection with the transactions contemplated by the Indenture, the Collateral Manager has entered into that certain Collateral Management Agreement, dated as of the date hereof, by and between the Collateral Manager, as collateral manager, and the Issuer, as amended or supplemented from time to time (the “Collateral Management Agreement”);

WHEREAS, pursuant to Section 2(e) of the Collateral Management Agreement, the Collateral Manager is permitted to delegate certain of its obligations and duties under the Collateral Management Agreement to the Sub-Collateral Manager, all on the terms and conditions set forth therein;

WHEREAS, the Collateral Manager desires to retain the Sub-Collateral Manager to furnish collateral management sub-advisory services to the Collateral Manager on the terms and subject to the conditions hereinafter set forth, and the Sub-Collateral Manager wishes to be retained to provide such services; and

WHEREAS, the Sub-Collateral Manager believes that it will benefit from the transactions contemplated by the Indenture;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.                  Defined Terms. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

2.                  Duties of the Sub-Collateral Manager.

(a)                The Collateral Manager hereby engages the Sub-Collateral Manager to advise the Collateral Manager in connection with its management, administration and servicing of the Collateral Obligations belonging to the Issuer, and the Sub-Collateral Manager hereby accepts such engagement, in each case, upon the terms and subject to the conditions set forth herein. In furtherance of the foregoing, the Sub-Collateral Manager shall use its commercially reasonable efforts to assist the Collateral Manager in the performance of the Collateral Manager’s duties and obligations pursuant to the Collateral Management Agreement and the other Transaction Documents.

(b)               The Sub-Collateral Manager shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Collateral Manager in any way or otherwise be deemed to be an agent of the Collateral Manager.

(c) The Sub-Collateral Manager shall in rendering its services as Sub-Collateral Manager use a degree of skill and attention no less than that which (i) would be exercised by a prudent institutional portfolio manager in connection with the servicing and administration of similar assets under similar circumstances and (ii) the Sub-Collateral Manager exercises with respect to comparable assets that it manages for itself and for others having similar investment objectives and restrictions in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Obligations, except as expressly provided otherwise in this Agreement, the Collateral Management Agreement or the Indenture.  The Sub-Collateral Manager shall not be bound to follow any amendment to any Transaction Document that affects its duties, responsibilities, obligations or rights, unless the Sub-Collateral Manager has consented in writing thereto. The Sub-Collateral Manager shall cause any purchase or sale of any Collateral Obligation or other Asset of the Issuer to be conducted on terms and conditions negotiated on an arm’s length basis or on terms and conditions that would be obtained in an arm’s length transaction in compliance with Section 3 and Section 5 of the Collateral Management Agreement.

3.                  Compensation.

(a)                The Sub-Collateral Manager hereby acknowledges that it will receive a valuable benefit from its entry into this Agreement, notwithstanding that no fees shall be payable to the Sub-Collateral Manager for the performance of its obligations under this Agreement.

(b)               All investment professionals of the Sub-Collateral Manager and/or its Affiliates, when and to the extent engaged in providing collateral management sub-advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Sub-Collateral Manager and not by the Collateral Manager.

4.                  Covenants.

(a)                Each of the parties hereto shall comply in all material respects with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(b)               The Sub-Collateral Manager shall remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on its ability to perform collateral management sub-advisory services hereunder.

(c)                The Sub-Collateral Manager will use “Shared Employees” (as defined in the Staffing Agreement) to the extent it deems necessary or advisable in the exercise of its duties hereunder and it acknowledges that the Collateral Manager is an “Adviser Client” pursuant to the terms of, and as defined in, the Staffing Agreement.

5.                  Representations and Warranties. (a) The Sub-Collateral Manager represents and warrants to the Collateral Manager as of the Closing Date as follows:

(i)	The Sub-Collateral Manager has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its duties under this Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed would have a material adverse effect on its ability to perform its duties hereunder.

(ii)	The Sub-Collateral Manager has full limited liability company power and authority to execute, deliver and perform its duties under this Agreement.

(iii)	There is not pending or, to the Sub-Collateral Manager’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Sub-Collateral Manager is a party which might reasonably be expected to result in any material adverse effect on its ability to perform its duties hereunder.

(iv)	This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (B) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law).

(v)	No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Sub-Collateral Manager of its duties hereunder, except such as have been duly made or obtained.

(vi)	Neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a breach or violation of any of the material terms or provisions of or constitutes a material default under (A) the Sub-Collateral Manager’s certificate of formation, limited liability company agreement or other constituent documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Sub-Collateral Manager is a party or is bound, (C) any statute applicable to the Sub-Collateral Manager, or (D) any law, decree, order, rule or regulation applicable to the Sub-Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Sub-Collateral Manager or its properties, and which would have, in the case of clause (B), (C) or (D) of this paragraph (vi), a material adverse effect upon the performance by the Sub-Collateral Manager of its duties under this Agreement.

(vii)	The Sub-Collateral Manager is, in all material respects, in compliance with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(viii)	The Sub-Collateral Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

(ix)	The Sub-Collateral Manager acknowledges receipt of, and has read and is familiar with the provisions of, each of the documents delivered by the Collateral Manager to the Sub-Collateral Manager pursuant to Section 5(b)(viii) hereof.

(b)	The Collateral Manager represents and warrants to the Sub-Collateral Manager as of the Closing Date as follows:

(i)	The Collateral Manager is a corporation duly incorporated and validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its duties under this Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed would have a material adverse effect on its ability to perform its duties under this Agreement, the Collateral Management Agreement or the Indenture.

(ii)	The Collateral Manager has full power and authority to execute, deliver and perform its duties under this Agreement, the Collateral Management Agreement and the Indenture.

(iii)	There is not pending or, to the Collateral Manager’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Collateral Manager is a party which might reasonably be expected to result in any material adverse effect on its ability to perform its duties under this Agreement, the Collateral Management Agreement or the Indenture.

(iv)	This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (B) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law).

(v)	No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Collateral Manager of its duties hereunder, except such as have been duly made or obtained.

(vi)	Neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a breach or violation of any of the material terms or provisions of or constitutes a material default under (A) the Collateral Manager’s Organizational Instruments (as defined in the Collateral Management Agreement) or other constituent documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or is bound, (C) any statute applicable to the Collateral Manager, or (D) any law, decree, order, rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Collateral Manager or its properties, and which would have, in the case of clause (C) or (D) of this paragraph (vi), would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement.

(vii)	The Collateral Manager is, in all material respects, in compliance with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(viii)	The Collateral Manager has heretofore delivered to the Sub-Collateral Manager true and complete copies of the Collateral Management Agreement and the Indenture.

(ix)	In accordance with the terms of the Collateral Management Agreement, the delegation of the Collateral Manager’s obligations and duties hereunder shall not relieve it from any liability under the Collateral Management Agreement.

6.                  Excess Brokerage Commissions. The Sub-Collateral Manager is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Collateral Manager to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction, if the Sub-Collateral Manager determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such commission amount is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in each case in terms of the particular transaction and the Sub-Collateral Manager’s overall responsibilities with respect to the Issuer’s portfolio, and that such commission amount constitutes the best net results for the Issuer.

7.                  Limitations on the Employment of the Sub-Collateral Manager.

(a)                The services of the Sub-Collateral Manager to the Collateral Manager are not exclusive, and the Sub-Collateral Manager may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Issuer, so long as its services to the Collateral Manager hereunder are not impaired thereby. Moreover, nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Sub-Collateral Manager to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature to the Issuer, or to receive any fees or compensation in connection therewith.

(b)               So long as this Agreement or any extension, renewal or amendment of this Agreement remains in effect, the Sub-Collateral Manager shall be the only collateral management sub-collateral manager for the Collateral Manager. The Sub-Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees, members and managers of the Collateral Manager are or may become interested in the Sub-Collateral Manager and its Affiliates as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Sub-Collateral Manager and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its Affiliates are or may become similarly interested in the Collateral Manager as members or otherwise.

8.                  Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, manager, partner, member, officer or employee of the Sub-Collateral Manager is or becomes a director, manager, member, officer and/or employee of the Collateral Manager and acts as such in any business of the Collateral Manager, then such director, manager, partner, officer and/or employee of the Sub-Collateral Manager shall be deemed to be acting in such capacity solely for the Collateral Manager, and not as a director, manager, partner, officer or employee of the Sub-Collateral Manager or under the control or direction of the Sub-Collateral Manager, even if paid by the Sub-Collateral Manager.

9.                  Liability of Sub-Collateral Manager; Indemnification.

(a)                The Sub-Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder to the Collateral Manager in good faith.  The Sub-Collateral Manager shall not be responsible for any action or inaction of the Collateral Manager in declining to follow any advice, recommendation, or direction of the Sub-Collateral Manager.  The Sub-Collateral Manager shall have no liability to the Collateral Manager, the Issuer or any other Person for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgment, settlement, cost or other expense (including attorney’s fees and expenses) arising out of or with respect to any investment, or for any other act or omission in the performance of its obligations hereunder, except for any liability to which it would be subject by reason of willful misfeasance, gross negligence in performance, or reckless disregard, of its obligations hereunder. The Sub-Collateral Manager shall not be liable for any consequential, special, punitive, exemplary or treble damages or lost profits hereunder.

(b)               The Collateral Manager shall reimburse, indemnify and hold harmless the directors, managers, members, officers and employees of the Sub-Collateral Manager and any of its Affiliates from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any Proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Sub-Collateral Manager, its directors, managers, members, officers, stockholders, agents and employees made in good faith and in the performance of the Sub-Collateral Manager’s duties under this Agreement except to the extent resulting from such person’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  The Sub-Collateral Manager, its directors, managers, members, officers, stockholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Collateral Manager and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants if such counsel or accountants were selected with reasonable care.

(c)                The provisions of this Section 9 shall survive the termination of this Agreement for any reason whatsoever.

10.              Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect until the earlier of (a) 30 days following the Collateral Manager’s written notice to the Sub-Collateral Manager terminating this Agreement, (b) the termination of the Collateral Management Agreement or (c) the effective date of the resignation or removal of the Collateral Manager as “Collateral Manager” under the Collateral Management Agreement. No assignment of this Agreement shall be made by the Sub-Collateral Manager without the consent of (i) the Collateral Manager and a Majority of the Subordinated Notes and (ii) for an assignment to any person who is not an Affiliate of the Collateral Manager, a Majority of the Controlling Class; provided that any assignment to an Affiliate shall comply with the requirements of Section 13(b) of the Collateral Management Agreement. No assignment of this Agreement shall be made by the Collateral Manager. The Sub-Collateral Manager shall not delegate its duties or responsibilities under this Agreement without the consent of (i) the Collateral Manager and a Majority of the Subordinated Notes and (ii) for delegation to any person who is not an Affiliate of the Collateral Manager, a Majority of the Controlling Class; provided that the Sub-Advisor shall not be relieved of its duties or responsibilities hereunder in connection with any such delegation.

11.              Inspection of Property, Books and Records; Audits; Etc.

(a)                The Sub-Collateral Manager will keep proper books of record and accounts relating to its services performed hereunder, and, to the extent such books of record and accounts are different from those prepared by the Collateral Manager pursuant to the terms of the Collateral Management Agreement, will permit, at the request of the Collateral Manager, representatives of the Issuer, the Trustee, the Holders and all Independent accountants appointed by the Collateral Manager pursuant to Section 10.12 of the Indenture (in each case (i) payable by the Issuer as Administrative Expenses pursuant to the Priority of Payments, if such inspection does not reveal any errors or discrepancies of $50,000 (or more) in the aggregate, (ii) at the expense of the Collateral Manager, if such inspection reveals errors or discrepancies of $50,000 (or more) in the aggregate, or (iii) at the expense of the Collateral Manager, during the continuance of an Event of Default) to examine and make abstracts from such books and records and to discuss its affairs, finances and accounts relating to its duties under this Agreement with its officers, employees (including any “Shared Employees” (as defined in the Staffing Agreement) who are responsible for the performance of this Agreement) and independent public accountants, all at commercially reasonable times in a commercially reasonable manner so as to not unduly disrupt the business of the Sub-Collateral Manager, upon commercially reasonable prior notice (but in any event, not less than five Business Days) to the Sub-Collateral Manager and as often as may commercially reasonably be desired.

(b)               If requested by the Collateral Manager, the Sub-Collateral Manager shall participate in a meeting with the Collateral Manager and the Holders of the Class A-1 Notes once during each fiscal year of the Collateral Manager, to be held at a location in New York City and at a time reasonably determined by the Sub-Collateral Manager; provided that such meeting shall be combined with any meeting that is held pursuant to Section 6 of the Collateral Management Agreement such that no more than one such meeting under this Agreement and the Collateral Management Agreement, collectively, shall be held during any fiscal year of the Collateral Manager.

12.              Notices.

(a)                All notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing, addressed to the recipient, at the address set forth on the signature page hereof, and shall be given (i) by depositing that writing in the U.S. mail, postage paid and certified with return receipt requested, (ii) by depositing that writing with a reputable overnight courier for next-day delivery, (iii) by delivering that writing to the recipient in person or (iv) by delivering that writing to the recipient by facsimile transmission.

(b)               A notice, request or consent given under this Agreement shall be deemed to have been given, and shall be effective, three calendar days after mailed if sent by U.S. mail, on the next business day when sent by overnight courier or similar service, when delivered if delivered in person, and upon receipt of a transmittal confirmation if sent by facsimile transmission. All notices, requests and consents to be sent to a party must be sent to or made at the address given for that person on the signature page hereof or at such other address as that person may specify by written notice to the other party.

13.              Entire Agreement; Amendment. This Agreement, the Indenture, the Collateral Management Agreement and the Collateral Administration Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may be amended only (i) by the mutual written consent of the parties hereto and (ii) in accordance with the same procedures and requirements for an amendment as set forth in Section 20 of the Collateral Management Agreement.

14.              Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

15.              Indulgences Not Waivers. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.              Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

17.              Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

18.              Execution in Counterparts. This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

19.              Beneficiaries of this Agreement. The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement and shall be entitled to rely upon and enforce such provisions of this Agreement (other than Section 13) to the same extent as if each of them were a party hereto. For the avoidance of doubt, amendments to this Agreement may be entered into without the consent of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

Garrison CApital iNc.

By:	/s/ Michael Butler
Name:	Michael Butler
Title:	Secretary

Address:	Garrison Capital Inc.
1290 Avenue of the Americas
Suite 914
New York, New York 10104
Attn: Sujit Sahadevan

Garrison Capital AdviserS LLC

By:	/s/ Michael Butler
Name:	Michael Butler
Title:	Secretary

Address:	Garrison Capital Advisers LLC
1290 Avenue of the Americas
Suite 914
New York, New York 10104
Attn: Sujit Sahadevan